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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                                         THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                      ----------------------------
  in thousands, except share and per share data                                          1998          1997
------------------------------------------------------------------------------------------------------------------
  BASIC EARNINGS PER SHARE:
     Net income (loss)                                                                      ($613)         $477

     Weighted average common shares outstanding                                         6,113,210     5,760,435
------------------------------------------------------------------------------------------------------------------
     Net income (loss) per common share                                                    ($0.10)        $0.08
==================================================================================================================

  DILUTED EARNINGS PER SHARE:
     Net income (loss)                                                                      ($613)         $477

     Weighted average common shares outstanding                                         6,113,210     5,760,435
     Effect of stock options and warrants                                                       0       105,544
------------------------------------------------------------------------------------------------------------------
       Adjusted shares outstanding                                                      6,113,210     5,865,979
------------------------------------------------------------------------------------------------------------------
     Net income (loss) per common share                                                    ($0.10)        $0.08
==================================================================================================================



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